Exhibit 99.1

Signet Jewelers Announces Senior Organizational Changes to Drive Growth

Expands Digital Expertise through Appointment of Brian A. Tilzer to Board of Directors

HAMILTON, Bermuda--(BUSINESS WIRE)--January 31, 2017--Signet Jewelers Limited (NYSE:SIG), the world’s largest retailer of diamond jewelry, announced several organizational changes designed to enable execution of key business priorities including strengthening customer service, enhancing digital capabilities and driving profitable growth.

Senior Organizational Changes Include:

  Creating a new President & Chief Customer Officer role to sharpen Signet’s focus on delivering an exceptional and unified omni-channel customer experience across brick-and-mortar, mobile and digital retail platforms
  Creating a new Chief Retail Insights and Strategy Officer role to consolidate and enhance retail analytics, consumer insights and strategy functions to drive strategy across the business
  Consolidating responsibility for IT modernization, transformational initiatives and achieving operational efficiencies throughout Signet’s supply chain under the Chief Operations Officer
  Announcing the retirement of two long-time executives: Ed Hrabak, Signet Chief Operations Officer; and Tryna Kochanek, EVP, North American Store Operations
  Expanding Signet’s overall digital capabilities by adding a digital expert to Signet’s Board of Directors

Chief Executive Officer Mark Light said, “We continue to align our organization and priorities with our Vision 2020 strategy and the changing retail environment, characterized by evolving shopping habits and increasing customer expectations for an outstanding digital experience. We are investing and directing more resources to improve the overall customer omni-channel journey, re-emphasizing our commitment to the customer experience and enhancing our analytics function to ensure we are offering products and services that appeal to today’s and tomorrow’s customers. These changes and investments support the long-term growth of our business and build upon our competitive strengths and leading market position.”

Exceptional Customer Experience

The Company announced the promotion of Sebastian Hobbs, UK Managing Director, to the newly created role of President and Chief Customer Officer.

“We view this new role of President & CCO as critically important to the future success of our organization,” said CEO Mark Light. “As the world’s largest diamond jewelry retailer, Signet is committed to continually earning the trust of our customers and ensuring they have a world-class experience. Seb’s experience uniquely positions him to succeed in this newly created role which reflects the importance we place on the customer experience at Signet. We are confident Seb will provide the leadership necessary to provide our customers with a strong voice and build a highly attentive and responsive omni-channel organization.”

Mr. Hobbs will report directly to Signet’s CEO and have global responsibility for leading all three of Signet’s critical, customer-facing functions: Store Operations, Merchandising and Marketing, including the continued development of a best-in-class omni-channel experience. Mr. Hobbs’ experience includes nearly six years at Signet, along with broad retail General Management and Commercial executive experience, and successful leadership of the UK Division’s business.

Signet also announced that Emma Hayward will be promoted to Executive Director of the UK Division, reporting to Mr. Hobbs, who will continue to oversee UK operations in his role as President & CCO. Currently UK Store Operations Director, Ms. Hayward has more than 20 years of experience in increasing retail leadership responsibilities, including 12 years in a number of management roles leading store operations at Signet.

Mark Light added, “Emma Hayward will be promoted to Executive Director of the UK Division, reporting to Seb, who will continue to oversee UK operations. We believe her commitment and experience will ensure an unparalleled customer experience across our UK businesses.”

Ensuring Efficiency and Infrastructure Excellence

Bryan Morgan, EVP, Supply Chain Management and Repair, has been promoted to Signet’s new Chief Operations Officer reporting to CEO Mark Light.

“The ongoing modernization of Signet’s IT systems is critical to meeting increasing consumer demand and supporting an exceptional online shopping experience,” said Light. “Bryan will be responsible for working closely with our Chief Information Officer to deliver against our IT systems objectives.”

Mr. Morgan will also lead Signet’s transformational initiatives and operational efficiency objectives, in addition to his current responsibilities for the expansion and harmonization of Signet’s international distribution centers and logistics, implementing enhancements to customer repair procedures, and continuously improving the Company’s strategic procurement processes.

Leveraging Consumer Insights and Analytics

George Murray, Chief Merchandising and Marketing Officer, has been named to the new role of Chief Retail Insights and Strategy Officer, reporting to CEO Mark Light. The move reflects the increasing complexity and scope of the business and a greater emphasis on retail and consumer data to drive strategy across the business.

Mr. Murray will continue to play a key role on Signet’s Executive Committee. He will also focus on identifying strategic opportunities for future growth, building out a world-class retail analytics function and fully integrating our retail analytics capabilities with the Strategy team.

Expanding Digital Expertise on Signet’s Board of Directors

In a companion press release, Signet has announced that Brian A. Tilzer, currently Chief Digital Officer at CVS Health, has been appointed to the Signet Board of Directors.

“Brian’s deep experience from his digital and e-commerce roles at major retailers, combined with his current work developing a breakthrough customer experience through digital in an omni-channel environment, are perfectly aligned with our priorities, said Mark Light. “We are thrilled that Brian will be joining our Board, and we look forward to benefitting from his outstanding digital and retail expertise as we continue to enhance our omni-channel capabilities.”

Mr. Tilzer has more than 20 years of experience in strategic business development, operations and information technology, with a deep concentration in corporate and ecommerce strategy. Prior to joining CVS Health, Tilzer was the Senior Vice President of Global e-Commerce with Staples, where he developed and led several multi-channel digital innovation strategies. Tilzer holds a BA from Tufts University and an MBA from The Wharton School.

Key Retirements

In addition to the new leadership position appointments, Signet is announcing the retirement of two long-time executives: Ed Hrabak, Signet Chief Operations Officer; and Tryna Kochanek, EVP, North American Store Operations. Each executive has committed to ensuring a smooth transition prior to departure.

“With a career spanning nearly 40 years, including 30 years at Signet in key Merchandising and executive leadership roles, Ed has earned a distinguished global reputation throughout the jewelry industry. As he steps down from his COO role, we want to recognize his values-driven leadership, which has been instrumental in our rapid profitable growth and performance excellence.”

Mr. Light continued, “We greatly value Tryna’s many contributions to our organization since she began her career at Signet 30 years ago. Tryna has taken on increasingly significant Store Operations leadership roles throughout her career and her dedication to developing team members and her commitment to measurable excellence had a tremendous impact on Signet’s growth and success.”

“We want to express our heartfelt appreciation for Ed’s and Tryna’s dedication and countless contributions to Signet over these past three decades and we wish them the very best in their retirements.”

About Signet and Safe Harbor Statement

Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com and www.pagoda.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, to general economic conditions, regulatory changes following the United Kingdom's announcement to exit from the European Union, a decline in consumer spending, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet’s business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet's credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, risks related to Signet being a Bermuda corporation, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, and our ability to successfully integrate Zale Corporation's operations and to realize synergies from the transaction.

For a discussion of these risks and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward looking statement, see the "Risk Factors" section of Signet's Fiscal 2016 Annual Report on Form 10-K filed with the SEC on March 24, 2016 and Part II, Item 1A of Form 10-Q filed November 29, 2016. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

CONTACT:
Signet Jewelers
Investors:
James Grant, +1-330-668 5412
VP Investor Relations
or
Media:
David Bouffard, +1-330-668 5369
VP Corporate Affairs